Exhibit 1.1

GRAMERCY PROPERTY TRUST
Common Shares
(Par Value $0.01 Per Share)
EQUITY DISTRIBUTION AGREEMENT

Dated: January 6, 2017

Gramercy Property Trust
(a Maryland real estate investment trust)
Common Shares
(Par Value $.01 Per Share)
EQUITY DISTRIBUTION AGREEMENT
January 6, 2017

Ladies and Gentlemen:
Gramercy Property Trust, a Maryland real estate investment trust (the “Company”), and GPT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with [•] (the “Sales Agent”), as follows:
SECTION 1.Description of Securities. Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Sales Agent, acting as agent and/or principal, common shares (the “Securities”) of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), having an aggregate offering price of up to $375,000,000 (the “Maximum Amount”). The issuance and sale of the Securities through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”).
The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-208717), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement has become effective under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations thereunder, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities to the base prospectus included as part of such registration statement (the “Prospectus Supplement”). The Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
As used in this Agreement, the following terms have the respective meanings set forth below:
“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to the Sales Agent for use in connection with the offering of the Securities.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Sales Agent outside of the United States.
The Company will contribute the Net Proceeds (as defined in Section 6(b) hereof) from the sale of the Securities from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Settlement Date (as defined in Section 6(b) hereof), the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“OP Units”).
The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with the parties listed on Schedule A attached hereto (collectively, the “Alternative Sales Agents”), for the issuance and sale from time to time of the Securities to or through the Alternative Sales Agents. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.
SECTION 2.    Placements. Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.
If the Sales Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Sales Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Sales Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Sales Agent set forth on Exhibit B) setting forth the terms that the Sales Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Sales Agent until the Company delivers to the Sales Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Sales Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Sales Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Sales Agent of the Company’s Acceptance, as the case may be, unless and until 1.%2.%3.%4. the entire amount of the Placement Securities has been sold, 2.%2.%3.%4. in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, 3.%2.%3.%4. the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, 4.%2.%3.%4. this Agreement has been terminated under the provisions of Section 13 hereof or 5.%2.%3.%4. either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to the Sales Agent, when the Sales Agent is acting as agent, in connection with the sale of the Placement Securities shall be determined in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Sales Agent, when the Sales Agent is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Sales Agent and either 6.%2.%3.%4. the Sales Agent accepts the terms of such Placement Notice or 7.%2.%3.%4. where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
SECTION 3.    Sale of Placement Securities by the Sales Agent. Subject to the provisions of Section 6(a) hereof, the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 hereof with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 6(b) hereof) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Agent may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.
SECTION 4.    Suspension of Sales. The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed promptly by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under any Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 hereof shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.
SECTION 5.    Representations and Warranties.
(a)    Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Sales Agent as of the date hereof and as of each Representation Date (as defined in Section 7(n) hereof) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement for which no waiver is applicable, as of each Applicable Time and as of each Settlement Date, and agrees with the Sales Agent, as follows:
(1)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge (without further inquiry), contemplated. The Company has complied with each request (if any) from the Commission for additional information. (A) At the original effectiveness of the Registration Statement and (B) at the time of the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Sales Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects at the time it became effective and at each Applicable Time with the requirements of the Securities Act. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed and at each Applicable Time with the Securities Act. Each preliminary prospectus and the Prospectus delivered to the Sales Agent for use in connection with the offering of any Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.
(2)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to the Sales Agent pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus (nor any one or more Issuer Free Writing Prospectuses when considered together with the Prospectus) nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time and at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus when considered together with the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use therein.
(3)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
(4)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.
(5)    Good Standing of the Company. The Company has been duly organized, is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, has the real estate investment trust power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus and to enter into and perform its obligations under this Agreement and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, including the Operating Partnership (each, a “Subsidiary,” and together, the “Subsidiaries”), taken as a whole.
(6)    Good Standing of the Operating Partnership. The Operating Partnership has been duly formed, is validly existing as a limited partnership under the laws of the State of Delaware, and has the limited partnership power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Operating Partnership. The Company is, and at each Applicable Time and on each Settlement Date will be, the sole general partner of the Operating Partnership. The Operating Partnership has the power and authority to enter into and perform its obligations under this Agreement. As of the date hereof and as of each date on which the Company files an Annual Report on Form 10-K with the Commission, the subsidiaries listed in exhibit 21 to such Annual Report are the only “significant subsidiaries” of the Company as defined by Rule 1-02 of Regulation S-X under the Exchange Act.
(7)    Good Standing of the Subsidiaries. Each Subsidiary (other than the Operating Partnership) has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, and has the power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.
(8)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.
(9)    Capital Shares. The authorized capital shares of beneficial interest of the Company conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.
(10)    Authorization and Validity of Common Shares. The Common Shares outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non‑assessable.
(11)    Authorization and Validity of Securities. The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.
(12)    Authorization and Validity of OP Units. All of the outstanding OP Units have been duly authorized and validly issued and fully paid, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). Except as otherwise set forth in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, the terms of the OP Units conform in all material respects to the descriptions thereof. Except as set forth in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or membership interests of the Operating Partnership.
(13)    Capitalization of Subsidiaries. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary other than the Operating Partnership have been duly authorized and validly issued, fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement or the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries (other than the Operating Partnership) are owned by the Company either directly or indirectly through Subsidiaries that are wholly owned, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind, except for the preferred securities of Gramercy Investment Trust and Gramercy Investment Trust II, which are not owned by the Company or the Subsidiaries. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary other than the Operating Partnership.
(14)    Partnership Agreement. The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 2016, as amended to date (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and is a valid and binding agreement, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company’s knowledge, is a valid and binding agreement enforceable against such parties in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
(15)    Indebtedness. Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement and the Prospectus, 8.%2.%3.%4. the Company is not currently prohibited, directly or indirectly, from making any distributions to its shareholders and 9.%2.%3.%4. no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.
(16)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is 10.%2.%3.%4. in violation of its declaration of trust, articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, as amended or supplemented, 11.%2.%3.%4. in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the real properties of the Company or any of the Subsidiaries (the “Properties”) or any other assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), or 12.%2.%3.%4. in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not (x) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, (y) result in the violation of the organizational documents of the Company or any of the Subsidiaries or (z) result in a breach or violation of any Agreements and Instruments binding upon the Company or any of the Subsidiaries, except, in the case of clauses (x) and (z) above, for any such defaults or violations that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company and the Operating Partnership to perform their respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and the Prospectus and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities. Except as described in the Registration Statement and the Prospectus, the execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such Repayment Events or liens, charges or encumbrances that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.
(17)    No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, business prospects, management or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus provided to prospective purchasers of the Securities.
(18)    Legal or Governmental Proceedings. Other than proceedings accurately described in all material respects in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is a party or to which any of the Properties of the Company or any of the Subsidiaries is subject 13.%2.%3.%4. that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company and the Operating Partnership to perform their respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and the Prospectus or 14.%2.%3.%4. that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(19)    Compliance with Laws and Regulations. The Company and the Subsidiaries 15.%2.%3.%4. are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), 16.%2.%3.%4. have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and 17.%2.%3.%4. are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.
(20)    Reviews of the Effect of the Environmental Laws. In the ordinary course of its business, the Company conducts periodic reviews of the effect of the Environmental Laws on its and the Subsidiaries’ respective businesses, operations and properties, in the course of which the Company identifies and evaluates associated costs and liabilities.
(21)    Environmental Laws. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of the Properties concerning Environmental Laws, which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with hazardous materials (as defined below); none of the Properties is included on or, to the knowledge of the Company, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.
(22)    No filing. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company or the Operating Partnership to include such securities with the Securities registered pursuant to the Registration Statement.
(23)    Investment Company Act. The Company and each of the Subsidiaries, including the Operating Partnership, is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(24)    Foreign Corrupt Practices Act. Neither the Company nor any of the Subsidiaries, the Company’s control affiliates, trustees or officers, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of the Subsidiaries or the Company’s affiliates, 18.%2.%3.%4. has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, or 19.%2.%3.%4. violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; and the Company, the Subsidiaries and the Company’s control affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(25)    Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(26)    No Conflict with OFAC Laws. 20.%2.%3.%4.    Neither the Company nor any of the Subsidiaries, nor any trustee, director, or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).
(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    For the past five (5) years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(27)    Liability, Change in Capital Shares. Except as otherwise stated in each of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, subsequent to the respective dates as of which information is given therein and prior to each Settlement Date: 21.%2.%3.%4. the Company and the Subsidiaries have not incurred or agreed to incur any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole; 22.%2.%3.%4. the Company and the Subsidiaries have not entered into any transaction, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole; 23.%2.%3.%4. the Company has not purchased any of its outstanding capital shares, except pursuant to any share repurchase plan in accordance with Rule 10b-18 under the Exchange Act described in the Prospectus, or in accordance with share withholding or repurchases pursuant to any share option, share bonus or other share or compensatory plan or arrangement described in the Prospectus; 24.%2.%3.%4. the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital shares, except for regular quarterly dividends on the Common Shares and the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, and for distributions on the OP Units; and 25.%2.%3.%4. there has not been any material change in the capital shares, short-term debt or long-term debt of the Company and the Subsidiaries.
(28)    Property. 26.%2.%3.%4. The Company or any of the Subsidiaries has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that 1.%2.%3.%4.%5. are described in Registration Statement and the Prospectus, or 2.%2.%3.%4.%5. do not, singly or in the aggregate, materially affect the fair market value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; 27.%2.%3.%4. except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries owns any real property other than the Properties; 28.%2.%3.%4. each of the ground leases and subleases to which the Company or any Subsidiary is a party relating to a Property, if any, material to the business of the Company and the Subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company or any of the Subsidiaries, and 1.%2.%3.%4.%5. no default or event of default has occurred under any ground lease or sublease to which the Company or any Subsidiary is a party with respect to such Property and neither the Company nor any of the Subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such ground lease or sublease and 2.%2.%3.%4.%5. neither the Company nor any of the Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such ground lease or sublease; and 29.%2.%3.%4. except as 1.%2.%3.%4.%5. described in the Registration Statement and the Prospectus or 2.%2.%3.%4.%5. as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases relating to any of the Properties and the Company does not know of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease.
(29)    Absence of Property Laws Violation. The Company does not know of any violation of any municipal, state or federal law, rule or regulation concerning any of the Properties as of the date of this Agreement that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company has disclosed in the Registration Statement and the Prospectus all options and rights of first refusal to purchase all or part of any Property or any interest therein; each of the Properties complies in all material respects with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a material forfeiture or reversion of title; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change materially adversely affecting the Properties, and neither the Company nor any of the Subsidiaries knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company and any of the Subsidiaries that are required to be described in the Registration Statement and the Prospectus are disclosed therein.
(30)    No Material Real Estate Contracts. There are no material contracts, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not already so described.
(31)    No Termination of Material Real Estate Contracts. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew any material contracts or agreements with any tenant, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement that in each case would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.
(32)    Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names that are material to the operation of the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.
(33)    Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement and the Prospectus, or, to the knowledge of the Company, is imminent.
(34)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not, taken as a whole, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement and the Prospectus.
(35)    Property Insurance. The Company and each of the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.
(36)    Possession of Licenses and Permits. The Company and the Subsidiaries possess all certificates, licenses, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement and the Prospectus.
(37)    Financial Statements; Non-GAAP Financial Measures. The consolidated financial statements included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated, and the consolidated statements of operations, equity and cash flows of the Covered Entities for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) as applied in the United States and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; said financial statements have been prepared on a consistent basis with the books and records of the Covered Entities. The summary financial data set forth under the caption “Item 6. Selected Financial Data” in the Company’s Annual Report on Form 10-K filed for the Company’s most recently completed fiscal year fairly present, on the basis stated in such respective documents, the information included therein. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus, any Issuer Free Writing Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus, any Issuer Free Writing Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Exchange Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Exchange Act prior to the date hereof, the effective date of the Registration Statement, the date of the Prospectus and each Applicable Time. Other than the historical financial statements (and schedules) included in the Registration Statement and the Prospectus, no other historical or pro forma financial statements (or schedules) are required to be filed under the Exchange Act prior to the date hereof, the effective date of the Registration Statement, the date of the Prospectus and each Applicable Time. All disclosures contained in the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.
(38)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that 30.%2.%3.%4. are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the Exchange Act; and 31.%2.%3.%4. are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.
(39)    Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that 32.%2.%3.%4. transactions are executed in accordance with management’s general or specific authorizations; 33.%2.%3.%4. transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and to maintain asset accountability; 34.%2.%3.%4. access to assets is permitted only in accordance with management’s general or specific authorization; 35.%2.%3.%4. the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and 36.%2.%3.%4. the interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (if any) fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been 37.%2.%3.%4. no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and 38.%2.%3.%4. no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(40)    Interactive Data in Extensible Business Reporting Language. The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (if any) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(41)    Compliance with Sarbanes-Oxley. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the date of this Agreement.
(42)    Federal Tax Status of the Company. Commencing with the Company’s taxable year ended December 31, 2005, the taxable year ended December 31, 2005 of Gramercy Investment Trust, a Maryland real estate investment trust (the “First Private REIT”), and the taxable year ended December 31, 2007 of Gramercy Investment Trust II, a Maryland real estate investment trust (the “Second Private REIT,” and together with the First Private REIT, the “Private REITs”), each of the Company and the Private REITs has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and each of the Company’s and the Private REITs’ current and proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and in future taxable years. No transaction or other event has occurred which could cause the Company or the Private REITs to not be able to qualify as a REIT for their taxable years ending December 31, 2017 or future taxable years.
(43)    Federal Tax Status of the Operating Partnership. The Operating Partnership is and has been at all times classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes. The Company and each of the Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file such tax returns or pay such taxes would not have a material adverse effect, or, except as such taxes are currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no proposed tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company nor any of the Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a material adverse effect.
(44)    Employee Benefits. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company, the Operating Partnership or any ERISA Affiliate (as defined below) could reasonably be expected to have any liability (each a “Plan”) is in compliance in all material respects with all applicable provisions of all applicable laws, including the Code and ERISA and the regulations and published interpretations thereunder.  No “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company, the Operating Partnership or any ERISA Affiliate would have any material liability.  None of the Company, the Operating Partnership or any ERISA Affiliate has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code.  No failure to satisfy the minimum funding standard as defined in Sections 412 and 430 of the Code or Section 302 of ERISA has occurred with respect to any pension plan for which the Company, the Operating Partnership or any ERISA Affiliate would have any liability. Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification. As used herein, “ERISA Affiliate” means any entity, trade or business treated as a single employer or part of the same controlled group with the Company or the Operating Partnership under Section 414 of the Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.
(45)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Prospectus and Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(46)    Actively Traded Security. Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby. The Common Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(47)    Independent Accountants. KPMG LLP, who has certified the financial statements (which term as used in this Agreement includes the related notes thereto and any schedules) included in or incorporated by reference into the Registration Statement and included in or incorporated by reference into the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act.
(b)    Certificates. Any certificate signed by any officer of the Company and delivered to the Sales Agent or to counsel for the Sales Agent shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to the Sales Agent as to the matters covered thereby.
(c)    Opinions. Each of the Company and the Operating Partnership acknowledge that the Sales Agent and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Sales Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.
SECTION 6.    Sale and Delivery to the Sales Agent; Settlement.
(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Sales Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Sales Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that 39.%2.%3.%4. there can be no assurance that the Sales Agent will be successful in selling Placement Securities, 40.%2.%3.%4. the Sales Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 hereof and 41.%2.%3.%4. the Sales Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold will be equal to (i) the aggregate offering price received by the Sales Agent at which such Placement Securities were sold (the “Gross Proceeds”), after deduction for (A) the Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (B) any other amounts due and payable by the Company to the Sales Agent hereunder pursuant to Section 8(a) hereof, and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) the Gross Proceeds. In the event that the Sales Agent delivers the Gross Proceeds to the Company at a Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Sales Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.
(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent (if applicable) to, electronically transfer the Placement Securities being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereof, it will 42.%2.%3.%4. hold the Sales Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and 43.%2.%3.%4. pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)    Denominations; Registration. The Placement Securities delivered on each Settlement Date shall be in such denominations and registered in such names as the Sales Agent may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Sales Agent shall otherwise instruct.
(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of 1.%2.%3.%4.%5. together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, 2.%2.%3.%4.%5. the amount available for offer and sale under the currently effective Registration Statement, and 3.%2.%3.%4.%5. the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Sales Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Sales Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.
(f)    Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Sales Agent or an Alternative Sales Agent on any single given day, but in no event more than one, and the Company shall in no event request that the Sales Agent and any of Alternative Sales Agents sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to 44.%2.%3.%4. exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or 45.%2.%3.%4. sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
(g)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Sales Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Sales Agent shall not be obligated to offer or sell any Securities, 46.%2.%3.%4. during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results (each, an “Earnings Announcement”), 47.%2.%3.%4. except as provided in Section 6(h) below, at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or 48.%2.%3.%4. during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Sales Agent, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the relevant Filing Time.
(h)    If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall 49.%2.%3.%4. prepare and deliver to the Sales Agent (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Sales Agent, and obtain the consent of the Sales Agent to the filing thereof (such consent not to be unreasonably withheld), 50.%2.%3.%4. provide the Sales Agent with the officer’s certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p), (q), (r), (s) and (t) hereof; respectively, 51.%2.%3.%4. afford the Sales Agent the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and 52.%2.%3.%4. file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(g) above shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that 1.%2.%3.%4.%5. the delivery of any officer’s certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and 2.%2.%3.%4.%5. other than as set forth in this Section 6(h), this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(g) above, which shall have independent application.
SECTION 7.    Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally covenants with the Sales Agent as follows:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), 53.%2.%3.%4. the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; 54.%2.%3.%4. the Company will prepare and file with the Commission, promptly upon the Sales Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); 55.%2.%3.%4. the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and 56.%2.%3.%4. the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).
(b)    Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.
(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agent or for the Company, to 57.%2.%3.%4. amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, 58.%2.%3.%4. amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or 59.%2.%3.%4. amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agent such number of copies of such amendment or supplement as the Sales Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)    Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Sales Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)    Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Sales Agent notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the 60.%2.%3.%4. issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other share or compensatory plan or arrangement described in the Prospectus, including Common Shares issuable upon redemption of OP Units, 61.%2.%3.%4. the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or 62.%2.%3.%4. the issuance or sale of Common Shares pursuant to any dividend reinvestment plan and share purchase plan that the Company has adopted or may adopt from time to time, provided the implementation of such is disclosed to the sales agent who is in receipt of the pending Placement Notice.
(l)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.
(m)    Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such Placement Securities.
(n)    Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Sales Agent as principal on a Settlement Date and:
(1)    each time the Company:
(i)    files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
(ii)    files an Annual Report on Form 10-K under the Exchange Act;
(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or
(iv)    files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and
(2)    at any other time reasonably requested by the Sales Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish the Sales Agent with a certificate, in the form attached hereto as Exhibit E as promptly as possible and in no event later than three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Sales Agent sells any Placement Securities, the Company shall provide the Sales Agent with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.
(o)    Opinion of Counsel for Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Sales Agent as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent a written opinion and a disclosure letter of Morgan, Lewis & Bockius LLP, counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D-1 and Exhibit D-2, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Sales Agent with a letter to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(p)    Opinion of Tax Counsel for Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Sales Agent as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent a written opinion of Morgan, Lewis & Bockius LLP, tax counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Sales Agent with a letter to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)    Opinion of Counsel for Company as to All Matters Governed by Maryland Law. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Sales Agent as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent a written opinion of Venable LLP, counsel for the Company, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D-4, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Sales Agent with a letter to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(r)    Opinion of Counsel to the Sales Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Sales Agent as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Sales Agent shall have received the favorable opinion of Vinson & Elkins LLP, counsel to the Sales Agent, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to the Sales Agent, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(s)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Sales Agent as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Sales Agent a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent, 63.%2.%3.%4. confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, 64.%2.%3.%4. stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and 65.%2.%3.%4. updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(t)    General Counsel’s Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Sales Agent as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent a certificate of the General Counsel of the Company, in form and substance satisfactory to the Sales Agent and its counsel, dated the date that the certificate is required to be delivered, substantially similar to the form attached hereto as Exhibit F, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.
(u)    Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, 66.%2.%3.%4. take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or 67.%2.%3.%4. sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Sales Agent; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.
(v)    Compliance with Laws. The Company and the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.
(w)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
(x)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Sales Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Sales Agent as principal or agent hereunder.
(y)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Sales Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(z)    Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of trustees determines in good faith that it is no longer in the best interests of the Company and its shareholders to be so qualified.
(aa)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Sales Agent under the Securities Act or the Exchange Act in connection with the sale of the Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated or deemed to be incorporated by reference therein, included in any such new shelf registration statement or automatic shelf registration statement, as the case may be, at the time of such registration statement’s effectiveness and at each deemed effective date with respect to the Sales Agent pursuant to Rule 430B(f)(2) under the Securities Act.
(bb)    Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Sales Agent the right to refuse to purchase and pay for such Securities.
(cc)    Material Changes. The Company will advise counsel to the Sales Agent promptly in writing of any material changes to the list of “significant subsidiaries” of the Company (as defined by Rule 1-02 of Regulation S-X under the Exchange Act) set forth in exhibit 21 to the Company’s most recently filed Annual Report on Form 10-K.
SECTION 8.    Payment of Expenses.
(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including 68.%2.%3.%4. the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, 69.%2.%3.%4. the preparation, issuance and delivery of the certificates for the Placement Securities to the Sales Agent, including any share, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to the Sales Agent, 70.%2.%3.%4. the fees and disbursements of the counsel, accountants and other advisors to the Company, 71.%2.%3.%4. the qualification of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees, 72.%2.%3.%4. the preparation, printing and delivery to the Sales Agent of copies of any Permitted Free Writing Prospectus (as defined in Section 19 hereof) and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Sales Agent to investors, 73.%2.%3.%4. the fees and expenses of any transfer agent or registrar for the Securities, 74.%2.%3.%4. the filing fees incident to the review by FINRA of the terms of the sale of the Securities, 75.%2.%3.%4. the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and 76.%2.%3.%4. if Securities having an aggregate offering price of $56,250,000 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreements by the first anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Sales Agent and the Alternative Sales Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Sales Agent and the Alternative Sales Agents in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $125,000. Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.
(b)    Termination of Agreement. If this Agreement is terminated by the Sales Agent in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Sales Agent for its Expenses; unless Securities having an aggregate offering price of $56,250,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements; provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $125,000.
SECTION 9.    Conditions of the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for 77.%2.%3.%4. all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and 78.%2.%3.%4. the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)    No Material Notices. None of the following events shall have occurred and be continuing: 79.%2.%3.%4. receipt by the Company or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; 80.%2.%3.%4. the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; 81.%2.%3.%4. receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or 82.%2.%3.%4. the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s opinion is material, or omits to state a fact that in the Sales Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise.
(e)    Opinion of Counsel for Company and the Operating Partnership. The Sales Agent shall have received the favorable opinion and disclosure letter of Morgan, Lewis & Bockius LLP, counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(o) hereof on or before the date on which such delivery of such opinion and disclosure letter is required pursuant to Section 7(o) hereof.
(f)    Opinion of Tax Counsel for Company and the Operating Partnership. The Sales Agent shall have received the favorable opinion of Morgan, Lewis & Bockius LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(p) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(p) hereof.
(g)    Opinion of Maryland Counsel for Company. The Sales Agent shall have received the favorable opinion of Venable LLP, Maryland counsel to the Company, required to be delivered pursuant to Section 7(q) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(q) hereof.
(h)    Opinion of Counsel for the Sales Agent. The Sales Agent shall have received the favorable opinion of Vinson & Elkins LLP required to be delivered pursuant to Section 7(r) hereof on or before the date on which the delivery of such opinion is required pursuant to Section 7(r) hereof.
(i)    Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(n) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(n) hereof.
(j)    Accountant’s Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(s) hereof on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s) hereof.
(k)    General Counsel’s Certificate. The Sales Agent shall have received the certificate of the General Counsel of the Company required to be delivered pursuant to Section 7(t) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(t) hereof.
(l)    Approval of Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(m)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
(n)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n) hereof, counsel for the Sales Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.
(o)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.
(p)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 20 hereof shall survive such termination and remain in full force and effect.
SECTION 10.    Indemnification.
(a)    Indemnification by the Company. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless the Sales Agent, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), its selling agents and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(1)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(2)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
(3)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Sales Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
(b)    Indemnification by the Sales Agent. The Sales Agent agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s trustees, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use therein. The Company acknowledges that the only information the Sales Agent has furnished to the Company for the purposes of Section 5(a)(2) hereof, Section 10(a) above and this Section 10(b) for inclusion in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) is regarding the name of the Sales Agent.
(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Sales Agent, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent 83.%2.%3.%4. includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and 84.%2.%3.%4. does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(2) above effected without its written consent if 85.%2.%3.%4. such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, 86.%2.%3.%4. such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and 87.%2.%3.%4. such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 11.    Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, 88.%2.%3.%4. in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or 89.%2.%3.%4. if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Sales Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total commissions received by the Sales Agent, on the other hand, bear to the aggregate public offering price of the Securities.
The relative fault of the Company and the Operating Partnership, on the one hand, and the Sales Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Sales Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, the Sales Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it pursuant to this Agreement exceeds the amount of any damages which the Sales Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each person, if any who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Sales Agent’s Affiliates and selling agents shall have the same rights to contribution as the Sales Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs.
For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.
SECTION 12.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Sales Agent.
SECTION 13.    Termination of Agreement.
(a)    Termination; General. The Sales Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time 90.%2.%3.%4. if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, or 91.%2.%3.%4. if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or 92.%2.%3.%4. if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE Amex, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or 93.%2.%3.%4. if a banking moratorium has been declared by either federal or New York authorities.
(b)    Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)    Termination by the Sales Agent. Subject to Section 13(f) hereof, the Sales Agent shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the collective issuance and sale of Placement Securities having an aggregate sale price equal to the Maximum Amount through 2.%2.%3. the Sales Agent on the terms and subject to the conditions set forth herein or in any Placement Notice or 3.%2.%3. the Alternative Sales Agents through the Alternative Distribution Agreements on the terms and conditions set forth therein or in any Placement Notice.
(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12 and Section 20 hereof shall survive such termination and remain in full force and effect.
SECTION 14.    Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agent shall be directed to [•]; notices to the Company and the Operating Partnership shall be directed to it at 521 Fifth Avenue, New York, New York 10175, Attention: Gordon F. DuGan, Chief Executive Officer, with a copy to Edward J. Matey Jr., General Counsel at the same address.
SECTION 15.    Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, trustees, employees or affiliates referred to in Sections 10 and 11 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, trustees, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.
SECTION 16.    Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.
SECTION 17.    Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 18.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 19.    Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of the Sales Agent, and the Sales Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Sales Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.
SECTION 20.    Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:
(a)    the Sales Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent has advised or is advising the Company and/or the Operating Partnership on other matters, and the Sales Agent has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)    the public offering price of the Securities set forth in this Agreement was not established by the Sales Agent;
(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)    the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(e)    it is aware that the Sales Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Sales Agent has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;
(f)    the Sales Agent and its respective affiliates may engage in trading in the Common Shares for their own account or for the account of its clients at the same time as sales of the Placement Securities occur pursuant to this Agreement; and
(g)    it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.
SECTION 21.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Operating Partnership and the Sales Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 22.    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in 1.%2.%3.%4. the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or 2.%2.%3.%4. the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 23.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 24.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
SECTION 25.    Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

Gramercy Property Trust

By:
Name:
Title:

GPT Operating Partnership LP

By:        Gramercy Property Trust,
as its general partner

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[•]

By:
Name:
Title:

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Gramercy Property Trust (the “Company”), GPT Operating Partnership LP (the “Operating Partnership”) and [___________] (the “Sales Agent”), dated January [•], 2017 (the “Agreement”), the Company hereby requests that the Sales Agent sell [___] common shares of beneficial interest of the Company, par value $0.01 per share (the “Securities”), at a minimum market price of $[___] per share, for which the Company shall pay [__]% of the gross sales price of Securities to the Sales Agent pursuant to the terms of the Agreement.
The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE SALES AGENT, AND/OR THE CAPACITY IN WHICH THE SALES AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]